                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                 Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
  14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             PLANVISTA CORPORATION
--------------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Certificate)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)Title of each class of securities to which transaction applies:

      -------------------------------------------------------------------------
    (2)Aggregate number of securities to which transaction applies:

      -------------------------------------------------------------------------
    (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      -------------------------------------------------------------------------
    (4)Proposed maximum aggregate value of transaction:

      -------------------------------------------------------------------------
    (5)Total fee paid:

      -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)Amount Previously Paid:

      -------------------------------------------------------------------------
    (2)Form, Schedule or Registration Statement No.:

      -------------------------------------------------------------------------
    (3)Filing Party:

      -------------------------------------------------------------------------
    (4)Date Filed:

      -------------------------------------------------------------------------

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             PLANVISTA CORPORATION
                      4010 Boy Scout Boulevard, Suite 200
                             Tampa, Florida 33607

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 2002

                               -----------------

To the Stockholders of

                             PLANVISTA CORPORATION

   The Company is pleased to invite you to the Annual Meeting of Stockholders of PlanVista Corporation, a Delaware corporation formerly known as HealthPlan Services Corporation (the "Company"), which will be held at the Marriott Westshore, 1001 North Westshore Boulevard, Tampa, Florida 33607 on Wednesday, June 5, 2002, at 9:00 a.m. local time, for the following purposes:

   (i) to elect four (4) directors, each to serve until the next annual election of directors and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal; and

  (ii) to consider and act upon such other matters as may properly be brought before the meeting or any adjournment(s) thereof.

   The close of business on April 25, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. Only stockholders of record at such time will be so entitled to vote.

   Your attention is called to the accompanying Proxy Card and Proxy Statement.

   The Directors and Officers of the Company invite you to attend the meeting.

                                          By Order of the Board of Directors,
                                          /s/ Phillip S. Dingle
                                          PHILLIP S. DINGLE
                                          Chairman and Chief Executive Officer
Tampa, Florida
April 30, 2002

--------------------------------------------------------------------------------

Stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the meeting but wish your shares to be voted upon the matters to come before it, please fill in, date, and sign the accompanying Proxy Card, and return it promptly in the envelope enclosed for your convenience. No postage is necessary if mailed in the United States.

                             PLANVISTA CORPORATION
                      4010 Boy Scout Boulevard, Suite 200
                             Tampa, Florida 33607
                                (813) 353-2300

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 5, 2002

                                PROXY STATEMENT

                                 SOLICITATION

   This Proxy Statement is provided in connection with the solicitation by the Board of Directors of PlanVista Corporation, formerly known as HealthPlan Services Corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Marriott Westshore, 1001 North Westshore Boulevard, Tampa, Florida 33607, on Wednesday, June 5, 2002 at 9:00 a.m. local time, and at any and all adjournments of the Annual Meeting. A proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company at or before the Annual Meeting, by duly executing a subsequent proxy relating to the same number of shares, or by attending the Annual Meeting and voting in person. Directors, officers, and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, personal interview, mail, or telegraph. The Company also has made arrangements with brokerage houses, as well as other custodians, nominees, and fiduciaries that are record holders of the Company's Common Stock, to forward proxy soliciting material to the beneficial owners of shares of the Company's Common Stock. The Company will reimburse such record holders for their reasonable expenses incurred in such activities. The cost of solicitation of proxies will be borne by the Company.

   The Company expects that this Proxy Statement and accompanying notice and proxy card will be mailed to the stockholders of the Company on or about May 3, 2002.

                               VOTING SECURITIES

   The Company has two classes of voting securities outstanding, its Common Stock, $.01 par value per share, of which 16,730,787 shares were outstanding as of April 17, 2002 (the "Common Stock"), and its Series C Convertible Preferred Stock, $.01 par value per share, of which 29,000 shares were outstanding as of April 17, 2002 (the "Series C Shares"). The holders of the Company's Common Stock are entitled to elect a total of four (4) directors, designated the "Class A Directors", and each share of Common Stock entitles its holder to one vote. The holders of the Series C Shares vote separately as a class for the election of a total of three (3) directors, designated the "Class B Directors" and also have certain approval rights and voting rights on matters that affect the Series C Shares, but do not otherwise generally vote with the Common Stock, and at this time are not entitled to vote on any other matters. The vote of the holders of the Series C Shares is not being solicited in this Proxy Statement. It is anticipated that the Series C Shares will elect the Class B Directors contemporaneously with the Annual Meeting, and that the Class B Directors identified herein will be elected to serve in such capacity. Only Common Stockholders of record at the close of business on the record date, April 25, 2002, will be entitled to vote at the Annual Meeting or at any adjournments of the Annual Meeting. The presence in person or by proxy of a majority of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum for the transaction of business. Pursuant to Delaware law, abstentions will be treated as present and entitled to vote and therefore will be counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of the shares present and entitled to vote. Pursuant to Delaware law, broker "nonvotes" and withheld votes are considered present but not entitled to vote and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   To the best knowledge of the Company, based on information filed with the Securities and Exchange Commission and information provided directly to the Company by the persons and entities named below, the following table sets forth the beneficial ownership of the Company's Common Stock and Series C Shares as of April 17, 2002, by: (i) each beneficial owner of more than 5% of the Company's Common Stock or Series C Shares; (ii) each current director and nominee for director of the Company; (iii) each officer of the Company who is a Named Officer in the Summary Compensation Table set forth below under Compensation of Executive Officers; and (iv) the directors and executive officers of the Company as a group. Except as otherwise indicated, each stockholder named below has sole investment and voting power with respect to shares beneficially owned by such stockholder.

                                                              Shares Beneficially Owned
                                                                        as of
                                                                   April 17, 2002       Percent of Class
                                                              ------------------------- ----------------
Name and Address of Beneficial Owner  Position with Company     Common        Preferred Common Preferred
------------------------------------ ------------------------  ---------      --------- ------ ---------
     William L. Bennett............. Vice Chairman of the        249,665(1)      --       1.5%    --
      2 Canal Park                     Board and Director,
      Cambridge, MA 02141             Class A

     Phillip S. Dingle.............. Chairman of the Board,      191,684(2)      --       1.1%    --
      4010 Boy Scout Blvd.             Class A Director and
      Suite 200                       Chief Executive Officer
      Tampa, FL 33607

     David J. Ferrari............... Director, Class B             2,400(3)      --         *     --
      207 Union Street
      S. Natick, MA 01760

     Christopher J. Garcia.......... Director, Class B             2,400(3)      --         *     --
      120 East Avenue
      Norwalk, CT 06851

     Martin L. Garcia............... Director, Class A             4,800(3)      --         *     --
      1122 94th Avenue North
      St. Petersburg, FL 33702

     Jeffrey L. Markle.............. President and Chief          88,500(4)      --         *     --
      4010 Boy Scout Blvd.             Operating Officer
      Suite 200
      Tampa, FL 33607

     John D. Race................... Director, Class A         6,096,580(5)      --      36.4%    --
      201 S. Orange Avenue,
      Suite 850
      Orlando, FL 32801

     Donald W. Schmeling............ Chief Financial Officer      20,676(6)      --         *     --
      4010 Boy Scout Blvd.
      Suite 200
      Tampa, FL 33607

     Randy Sugarman, CPA............ Director, Class B             2,400(3)      --         *     --
      44 Montgomery Street
      Suite 1310
      San Francisco, CA 94104


                                                           Shares Beneficially Owned
                                                             as of April 17, 2002    Percent of Class
                                                           ------------------------- ---------------
Name and Address of Beneficial Owner Position with Company   Common        Preferred Common Preferred
------------------------------------ ---------------------  ---------      --------- ------ ---------
  AmSouth Bank......................          --                8,571        1,657       *    5.714%
   100 North Tampa Street
   Suite 3400
   Tampa, FL 33602

  Automatic Data....................          --            1,320,000           --     7.9%      --
   Processing, Inc.
   One ADP Boulevard
   Roseland, NJ 07068

  Bank of America, N.A..............          --               21,429        4,143       *   14.286%
   100 N. Tampa Street
   Suite 1700
   Tampa, FL 33602-5145

  Cooperative Centrale..............          --               15,000        2,900       *   10.000%
   Raiffeisen-Boerenleenbank
   B.A. "Rabobank Nederland"
   245 Park Avenue
   New York, NY 10167

  Credit Lyonnais...................          --               15,000        2,900       *   10.000%
   1301 Avenue of the Americas
   New York, NY 10019

  DePrince, Race & Zollo, Inc.......          --            5,920,200(7)        --    35.4%      --
   201 S. Orange Avenue
   Suite 850
   Orlando, FL 32801

  Dimensional Fund Advisors, Inc....          --            1,097,605(8)        --     6.6%      --
   1299 Ocean Avenue
   11th Floor
   Santa Monica, CA 90401

  Fifth Third Bank, Central Ohio....          --                8,571        1,657       *    5.714%
   21 East State Street, 7th Fl
   Columbus, OH 73215

  Fleet National Bank...............          --               17,144        3,314       *   11.429%
   111 Westminster Street
   RIDE03320A
   Providence, RI 02903

  HealthPlan Holdings, Inc..........          --            1,832,725(9)        --    11.0%      --
   5200 Town Center Circle
   Suite 470
   Boca Raton, FL 33486


                                                                Shares Beneficially Owned
                                                                  as of April 17, 2002    Percent of Class
                                                                ------------------------- ---------------
  Name and Address of Beneficial Owner    Position with Company   Common        Preferred Common Preferred
  ------------------------------------    --------------------- ---------       --------- ------ ---------
Hibernia National Bank...................          --                 8,571       1,657       *    5.714%
 225 Baronne Street, 10th Fl
 New Orleans, LA 70112

SouthTrust Bank..........................          --                15,000       2,900       *   10.000%
 420 North 20th Street
 A-001-TW-0601
 Birmingham, AL 35203

SunTrust Bank............................          --                17,144       3,314       *   11.429%
 201 4th Avenue North, 12th Fl
 Nashville, TN 37219

Wachovia Bank, National Association......          --                23,570       4,558       *   15.714%
 301 S. College Street DC-10
 Charlotte, NC 28207-0735

All Directors and Executive Officers as a
  group (includes 9 persons).............          --             6,659,105(10)      --    39.8%      --

--------
*    Less than one percent.
(1) Includes 4,800 shares issuable upon exercise of options that are exercisable within 60 days of April 17, 2002. Also includes 3,609 shares held by Mr. Bennett's children, as to which Mr. Bennett disclaims beneficial ownership.
(2) Includes 176,247 shares issuable upon exercise of options that are exercisable within 60 days of April 17, 2002.
(3) Represents shares that are issuable upon exercise of options that are exercisable within 60 days of April 17, 2002.
(4) Includes 82,000 shares issuable upon exercise of options that are exercisable within 60 days of April 17, 2002.
(5) Includes 4,800 shares issuable upon exercise of options that are exercisable within 60 days of April 17, 2002. Also includes 6,091,780 shares beneficially owned by certain funds managed by DePrince, Race & Zollo, Inc. ("DRZ"), with respect to which shares Mr. Race disclaims beneficial ownership. Mr. Race is a Partner and Portfolio Manager of DRZ.
(6) Represents shares issuable upon exercise of options that are exercisable within 60 days of April 17, 2002.
(7) The information set forth in the table and this footnote regarding shares beneficially owned by DRZ as of February 21, 2002 is based on information provided to the Company by DRZ.
(8) The information set forth in the table and this footnote regarding shares beneficially owned by Dimensional Fund Advisors, Inc. ("Dimensional") as of December 31, 2001 is based on information provided by Dimensional on
     Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002.
(9) The information set forth in the table and this footnote regarding shares beneficially owned by HealthPlan Holdings, Inc. ("HPHI") as of December 31, 2001 is based on information provided by HPHI to the Company on April 29, 2002.
(10) Includes 300,523 shares issuable upon exercise of options that are exercisable within 60 days of April 17, 2002.

                               CHANGE OF CONTROL

   Pursuant to the terms of the Certificate of Designation of Series and Determination of Rights and Preferences of Series C Convertible Preferred Stock (the "Certificate of Designation"), the holders of the Series C Shares have the sole power, as a class, to elect the Class B Directors, which comprise three
(3) of the seven (7) seats on the Board of the Company. However, upon the occurrence of a Board Shift Event, as defined below, the Board composition will change so as to increase the number of Class B Directors by one to a total of four (4) Class B Directors, and to decrease the number of Class A Directors by one to a total of three (3) Class A Directors, thereby shifting control of the Board to the directors elected by the Series C Shares. A "Board Shift Event" means (i) the Company's failure to achieve certain specified net operating cash flow requirements, (ii) any defaults in connection with the payment of principal or interest under the Company's Credit and Security Agreement with its senior lenders (the "Lenders"), including any applicable grace periods, and
(iii) the Company's failure to redeem all of the Series C Shares by October 12, 2003 (the "Target Redemption Date"). In addition, each of the Series C Shares shall be convertible, at the option of the holder thereof, at any time from and after the Target Redemption Date, into fully paid and nonassessable shares of Common Stock at the conversion price set forth in the Certificate of Designation. Upon conversion of all of the Series C Shares, the holders of such shares, as a group, will control the Company since the conversion will result in the issuance of 51% of the Common Stock on a fully diluted basis, as defined in the Certificate of Designation for the Series C Shares. The Series C Shares will also vote as a single class with the Common Stock on an "as-converted" basis (i.e., each of the Series C Shares will have a number of votes equal to the number of shares of Common Stock into which it is convertible) on all matters other than the election of directors at any time a Board Shift Event occurs concerning the Company's failure to achieve specified net operating cash flow requirements and whenever any other Board Shift Event occurs following the Target Redemption Date.

   The issuance of the Series C Shares pursuant to the foregoing terms set forth in the Certificate of Designation was a condition to the restructure of the Company's senior credit facility pursuant to the terms of a Series C Convertible Preferred Stock Issuance and Restructuring Agreement, dated as of April 12, 2002 (the "Restructuring") between the Company and the Lenders under the credit facility. Upon the closing of the Restructuring, the Lenders, as holders of the Series C Shares, elected the Class B Directors. Among the conditions to the closing of the Restructuring was that the funds managed by DePrince, Race & Zollo, Inc. ("DRZ") who are holders of the Company's Common Stock be granted the right to designate one Series A Director, and that such person be John D. Race or a successor satisfactory to the holders of the Series C Shares. Accordingly, in connection with the Restructuring, the Company entered into a letter agreement with DRZ to this effect.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

   At the Annual Meeting, the four (4) Class A Directors will be elected to the Board of Directors of the Company, each to serve until the next annual election of directors and until a successor is duly elected and qualified, or until the director's earlier resignation or removal. All nominees for election to the Board at the 2002 Annual Meeting are current directors of the Company. The three (3) directors listed below that are not identified as nominees for election to the Board at this time are the Class B Directors who are elected by the holders of the Series C Shares. The vote of the Series C Shareholders is not being solicited by this Proxy Statement.

   Each nominee for election to the Board at the 2002 Annual Meeting has consented to being named in this Proxy Statement and has notified management that he or she intends to serve, if elected. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of each of the four (4) nominees to serve as a Class A director. If any of the nominees is unable to serve as a director, each of the persons designated by proxy reserves full discretion to cast his votes for another person in the nominee's place. Proxies cannot be voted for a greater number of persons than the number of nominees. The information set forth below regarding each nominee for election has been furnished by the nominee.

NOMINEES/CLASS A DIRECTORS
--------------------------------------------------------------------------------

Name and Age           Occupation/Background
------------           ---------------------
William L. Bennett--52 Director Nominee.  Mr. Bennett has been Vice Chairman of the Board of the Company since January 1998. Mr. Bennett served as Chairman of the Board of the Company between December 1994 and December 1997, and has been a director of the Company since August 1994. Since
                       February 2000, Mr. Bennett has also been a partner, Director of Global
                       Recruiting and Managing Director of The Monitor Company Group,
                       L.P., a major strategy consulting firm and merchant bank headquartered in Cambridge, MA. Until March 1995, Mr. Bennett served as Chairman and Chief Executive Officer of Noel Group, Inc. ("Noel"), a publicly traded company that held controlling interests in small-to-medium size operating companies. Previously, Mr. Bennett was Co-Chairman and
                       Chief Executive Officer of Noel from November 1991 to July 1994. Mr.
                       Bennett is a director of Sylvan, Inc., a company that produces mushroom spawn and fresh mushrooms. Until May 2001, he was a director of
                       Allegheny Energy, Inc., an electric utility holding company.

Phillip S. Dingle--40. Director Nominee.  Mr. Dingle has been Chairman and Chief Executive
                       Officer of the Company since May 2001, and was President and Chief
                       Executive Officer of the Company from October 2000 to May 2001.
                       Mr. Dingle served as President and Chief Operating Officer of the
                       Company from June 2000 to September 2000, as Executive Vice
                       President and Chief Financial Officer of the Company from January 1999 to May 2000, and as Senior Vice President and Chief Counsel of the
                       Company from August 1996 to December 1998. Prior to August 1996,
                       Mr. Dingle was a partner with the law firm of Hill, Ward & Henderson in
                       Tampa, Florida, having joined the firm in May 1990.

Martin L. Garcia--46.. Director Nominee.  Director of the Company since May 2001, Mr.
                       Garcia is Co-Founder of Pinehill Capital Partners, Inc. ("Pinehill"), an
                       investment company, and has been Managing Director of Pinehill since its inception in May 2000. In addition, Mr. Garcia is the Founder,
                       Director, and President of Garcia Enterprises, a real estate holding company formed in 1988. Since 1998, Mr. Garcia has served on the
                       Board of Directors of Parkway Properties, Inc., a New York Stock
                       Exchange listed, self-administered real estate investment trust with assets of $650 million. Mr. Garcia was a Partner with the law firm of Hill, Ward
                       & Henderson, P.A. from 1986 to 1998, and is currently Of Counsel with the firm.

John D. Race--46...... Director Nominee. Director of the Company since October 2000.
                       Mr. Race is Co-Founder, Partner, and Portfolio Manager of DRZ, an
                       investment advisory firm with approximately $1.8 billion in assets under management. Mr. Race is responsible for the administrative and financial affairs of the firm, including oversight of the portfolio management, research, and trading functions as they relate to the firm's small-cap value discipline. Prior to forming DRZ in April 1995, Mr. Race was a
                       Director, Partner, and President of SunBank Capital Management, N.A.,
                       an investment subsidiary of SunTrust Banks, Inc., with $14 billion in assets under management.

NOMINEES/CLASS B DIRECTORS
--------------------------------------------------------------------------------

Name and Age              Occupation/Background
------------              ---------------------
David J. Ferrari, CPA--65 Director of the Company since April 2002.  Mr. Ferrari is the Chief
                          Executive Officer and founder of Argus Management Corporation, a company that has grown into a specialized consulting firm providing turnaround and workout services worldwide since its inception in 1979.
                          Prior to founding Argus Management Corporation, Mr. Ferrari worked for Abacus Associates, Mitek Management and Arthur Andersen.
                          Mr. Ferrari is currently a board member and advisor of several privately held companies.

Christopher J. Garcia--40 Director of the Company since April 2002.  Since November, 2001,
                          Mr. Garcia has served as the President of Concentra Integrated Services,
                          Inc. ("CIS"), a national provider of medical claims processing and care management services employing approximately 5500 professionals in the
                          U.S. and Canada. Prior to serving as President of CIS, Mr. Garcia was the
                          President and Chief Executive Officer of National Healthcare Resources,
                          Inc., a national provider of medical claims management solutions to the casualty insurance industry, a company which he founded in 1992.
                          Previously, Mr. Garcia spent eight years working on Wall Street for
                          Salomon Brothers, Inc. (n/k/a Salomon Smith Barney) and Greenwich
                          Capital Markets, and three years as a CPA with Peat, Marwick, Mitchell and Company (n/k/a KPMG). Mr. Garcia is currently the director of several privately held companies.

Randy Sugarman, CPA--60.. Director of the Company since April 2002.  Mr. Sugarman is currently a partner with Sugarman & Company, a company specializing in management turnaround services, which he founded in 1977. Prior to the formation of Sugarman & Company, Mr. Sugarman provided accounting services to Main Hurdman (n/k/a KPMG) and served as an Account
                          Manager with Kenneth Leventhal & Company (n/k/a Ernst & Young).
                          Mr. Sugarman is currently the Chairman and interim Chief Executive
                          Officer of Firearms Training Systems, Inc., a publicly held company which produces firearm training systems. In addition, Mr. Sugarman is the President and sole director of several privately held companies and trustee of the PHP Collateral Trust. Mr. Sugarman is also the founding member and a previous director of the Turnaround Management
                          Association and has previously served on the Board of Bay Area
                          Bankruptcy Forum and the California Society of Certified Public
                          Accountants' Committee on Taxation.

Vote Required for Approval and Recommendation

   The four (4) nominees for director (Class A) receiving a plurality of the votes of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting shall be elected.

   The Board of Directors recommends that the stockholders vote FOR the four
(4) nominees described above.

                  ADDITIONAL INFORMATION CONCERNING DIRECTORS

Directors' Compensation

   The Company reimburses all directors for out-of-pocket expenses, including travel expenses, related to attendance at Board and committee meetings. Directors who are also Company employees receive no additional compensation for their service on the Board and Board committees. Each director who is not an employee is entitled to a quarterly retainer fee of $1,250 and an additional fee of $500 for each Board meeting and committee meeting attended.

   Pursuant to the Company's 1997 Directors Equity Plan ("Directors Equity Plan"), each non-employee director may receive Common Stock rather than a cash retainer fee as compensation for each quarter in which the director serves on the Board. The shares issued for each quarter have a value equal to $2,500, which is calculated based on the fair market value of the Company's Common Stock at the end of the quarter. An eligible director may make an irrevocable election not to participate in the Directors Equity Plan in any year and instead receive quarterly cash retainers. The aggregate number of shares of Common Stock available for awards under the Directors Equity Plan is 100,000, subject to specified adjustments in the event of changes in the outstanding shares of Common Stock.

   Each director who is not an employee of the Company also participates in the Company's 1995 Directors Stock Option Plan (the "Directors Option Plan"). Pursuant to the Directors Option Plan, each non-employee director automatically receives an option to purchase 12,000 shares of the Company's Common Stock, effective as of the later of (i) May 18, 1995 (the business day immediately preceding the day that the Company's securities were first offered to the public in an underwritten initial public offering), or (ii) the date of the director's election to the Board. The Directors Option Plan further provides that each non-employee director will be granted an additional option to purchase 12,000 shares of Common Stock if such director is reelected to the Board of Directors at the Company's annual meeting of stockholders which follows such director's fourth complete year of service on the Board. All options vest over a four (4)-year period from the date of grant, with 20% of the options becoming exercisable on the grant date and 20% becoming exercisable on each of the next four (4) anniversaries of the grant date. In the event of any merger, consolidation, or sale of substantially all of the assets of the Company, the Company at its option may accelerate vesting of the outstanding Directors Option Plan options, subject to applicable law. The exercise price of each option is the fair market value of the Company's Common Stock as of the grant date. The aggregate number of shares of Common Stock available for awards under the Directors Option Plan is 360,000, subject to specified adjustments in the event of changes in the outstanding shares of Common Stock.

Committees of the Board of Directors and Meeting Attendance

   The Board conducts its business through meetings of the Board and its committees. The Board held eleven (11) meetings during 2001. In accordance with the By-laws of the Company, the Board currently has Executive, Audit, Compensation, and Strategy and Technology established as standing committees. There is no Nominating Committee of the Board. Each incumbent director attended at least 75% of the total number of 2001 meetings of the Board and of the committees on which he or she served.

   The Executive Committee, which exercises, to the fullest extent permitted by applicable law, all of the powers and authority of the Board in the management of the business and affairs of the Company during intervals between Board meetings, is composed of Phillip S. Dingle, David J. Ferrari, Christopher J. Garcia and John D. Race, effective April 15, 2002. The Executive Committee held five (5) meetings during 2001.

   The Audit Committee which, effective April 15, 2002, is composed of William
L. Bennett, Martin L. Garcia, John D. Race, and Randy Sugarman, CPA, operates pursuant to a Charter approved by the Board on June 13, 2000. The Audit Committee has authority to recommend to the Board the independent public accountants to serve as auditors, to review with the independent auditors the annual audit plan, the consolidated financial statements, the auditors' report, and their evaluation and recommendations concerning the Company's internal controls, and to approve the types of professional services for which the Company may retain the independent auditors. All members of the Audit Committee are independent directors as defined by the New York Stock Exchange rules. The Audit Committee held three (3) meetings during 2001.

   The Compensation Committee which, effective April 15, 2002, is composed of William L. Bennett, Christopher J. Garcia, Martin L. Garcia and John D. Race, has authority to exercise all of the powers and authority of the Board relating to the compensation of, and the provision of incentives for, the Company's officers, directors, management, employees, and other persons performing services on behalf of the Company, including without limitation matters relating to salaries, bonuses, deferred compensation, pension and profit sharing plans, stock option plans, and all other plans, agreements, or arrangements relating in any way to compensation or to the provision of incentives to persons performing such services. The Compensation Committee held four (4) meetings during 2001.

   The Strategy and Technology Committee which, effective April 15, 2002, is composed of William L. Bennett, David J. Ferrari, Christopher J. Garcia and Martin L. Garcia, has authority to retain, at the expense of the Company, consultants and other advisors and to advise and consult directly with the Board and the officers of the Company on technology, operations, and long-term planning matters affecting the Company, and to recommend such action to the Board as the Committee deems appropriate. The Strategy and Technology Committee did not meet during 2001.

   See "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions" below for additional information concerning directors.

                              EXECUTIVE OFFICERS

   The executive officers shown below currently serve in the capacities indicated. Executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

Name and Age            Position, Principal Occupation, and Other Directorships
------------            -------------------------------------------------------
Phillip S. Dingle--40.. Chairman and Chief Executive Officer of the Company since May 2001.
                        Mr. Dingle served as President and Chief Executive Officer of the
                        Company from October 2000 to May 2001, as President and Chief
                        Operating Officer of the Company from June 2000 to September 2000, as
                        Executive Vice President and Chief Financial Officer of the Company
                        from January 1999 to May 2000, and as Senior Vice President and Chief
                        Counsel of the Company from August 1996 to December 1998. Prior to
                        August 1996, Mr. Dingle was a partner with the law firm of Hill, Ward &
                        Henderson in Tampa, Florida, having joined the firm in May 1990.

Jeffrey L. Markle--53.. President and Chief Operating Officer since May 2001.  Mr. Markle served as Director of the Company from July 2001 to April 2002.
                        Previously, Mr. Markle served as Executive Vice President--Medical
                        Cost Management from July 1999 to May 2001, and as Senior Vice
                        President - Medical Cost Management from June 1998 to June 1999.
                        Mr. Markle is President of PlanVista Solutions, Inc., the principal operating subsidiary of the Company. From 1996 to 1998, Mr. Markle was Vice President of the US Group Operations for Swiss Re Life &
                        Health, a reinsurance company in Toronto. From 1994 to 1996, he was
                        Vice President and General Manager of the Canadian Operations of
                        Olsten Kimberly Quality Care, a home healthcare company. From 1991 to 1993, he was Chief Operating Officer of Medisys Health Group, Inc., a
                        preventive health care company in Canada, and from 1989 to 1991 he was President and Chief Executive Officer of Laurentian Health Services.

Donald W. Schmeling--41 Chief Financial Officer of the Company since July 2001.  Previously,
                        Mr. Schmeling was a financial business consultant, and from May 1999 to October 2000, he was Vice President and Chief Financial Officer of
                        Hydrogen Media, Inc. From February 1997 to May 1999, he was a
                        partner at Grant Thornton LLP and, from July 1995 to February 1997, he was Director of Finance at Uniroyal Technology Corporation. From 1983
                        through July 1995, he was associated with Deloitte & Touche LLP.

                      COMPENSATION OF EXECUTIVE OFFICERS

                          Summary Compensation Table

   The following table sets forth certain information regarding compensation paid or accrued by the Company for the fiscal year ended December 31, 2001 to:
(i) the Company's Chief Executive Officer during 2001; and (ii) each of the Company's four (4) other most highly compensated executive officers whose salary and bonus exceeded $100,000 during 2001 and who was serving as an executive officer at the end of 2001, or who would have been included had he been serving as an executive officer at the end of 2001 (collectively, the "Named Officers"). No disclosure is required as to any other person. The table also sets forth information regarding paid or accrued compensation to each Named Officer for the two (2) preceding fiscal years if such individual was then employed by the Company.

                                                             Long-Term
                                      Annual Compensation   Compensation
                                    ----------------------- ------------
                                                             Securities
                                                             Underlying
                                                              Options/       All Other
Name and Principal Position(1) Year Salary($)   Bonus($)(2)  SARs(#)(3)  Compensation($)(4)
------------------------------ ---- ---------   ----------- ------------ ------------------
   Phillip S. Dingle.......... 2001 $288,561     $     --      54,947(5)       $3,463
    Chairman and Chief         2000  232,732      190,000     133,000           3,500
    Executive Officer          1999  174,385      100,000      25,000           3,333

   Jeffrey L. Markle.......... 2001  219,231           --      50,000(5)        3,435
    President and Chief        2000  191,633       90,000      70,000           1,278
    Operating Officer          1999  165,079       80,000      15,000             572

   Jeffery W. Bak............. 2001   99,327(6)    50,000      40,000           1,986
    Former Executive Vice      2000  182,271       70,719      66,500           3,500
    President                  1999  173,618       78,400      25,000           3,297

   Donald W. Schmeling........ 2001   78,231(7)        --      60,676(5)           --
   Chief Financial Officer     2000       --           --          --              --
                               1999       --           --          --              --

--------
(1) Indicates each Named Officer's position with the Company as of December 31, 2001.
(2) Represents bonus compensation awarded for the executive's performance in the year indicated, but paid in the subsequent year.
(3) Refers to incentive stock options granted during the stated fiscal year under either the Company's 1995 Incentive Equity Plan ("Incentive Equity Plan") or the Company's Amended and Restated 1996 Employee Stock Option Plan ("Employee Stock Option Plan"). The Incentive Equity Plan and the Employee Stock Option Plan provide for grants of stock options to employees of the Company, as determined by the Compensation Committee of the Board of Directors. The Compensation Committee may grant these options as incentive options, which qualify for certain favorable tax treatment, or as non-qualified options. The Compensation Committee has the authority to set the exercise price for options at the time of grant, except that the exercise price of an incentive option may not be less than the fair market value of the Common Stock on the grant date. Each option grant reflected in the table vests over a four (4)-year period from the date of the grant, with 20% of the options becoming vested on the grant date and 20% becoming vested on each successive anniversary of the grant date, until the options become fully vested on the fourth anniversary of the grant date. In the event of any merger or other transaction in which the Company does not survive, the Compensation Committee at its option may accelerate the vesting of all outstanding Incentive Equity Plan and Employee Stock Option Plan options, subject to applicable law.
(4) Consists of Company contributions to each Named Officer's account under the Company's Profit Participation 401(k) Plan. Does not include the amount of life insurance premium payments allocable to each Named Officer. The Company provides all employees with life insurance benefits that are generally equal to two (2) years' base salary, subject to certain adjustments.
(5) Includes options for 14,947, 10,000 and 10,676 shares granted by the Company to Messrs. Dingle, Markle and Schmeling, respectively, for these officers' contributions during 2001, which vested immediately.
(6) Mr. Bak left the Company on June 18, 2001 in connection with the sale of our small group Third Party Administrator ("TPA") and Managing General Underwriter ("MGU") business units.
(7) Mr. Schmeling joined the Company in July 2001.

                     Option/SAR Grants in Last Fiscal Year

                                                                    Potential Realizable Value at Assumed
                                                                   Annual Rates of Stock Price Appreciation
                                                                        for Option Term (10 Years)(2)
                                                                   ----------------------------------------
                       Individual Grants(1)                                5%                   10%
------------------------------------------------------------------ -------------------  --------------------
                     Number of    % of Total
                     Securities  Options/SARs Exercise
                     Underlying   Granted to   of Base               Per                  Per
                    Options/SARs Employees in Price ($/ Expiration  Share    Aggregate   Share    Aggregate
       Name          Granted(#)  Fiscal Year   Share)      Date     Value      Value     Value      Value
       ----         ------------ ------------ --------- ---------- -----     ---------   ------   ---------
Phillip S. Dingle..    40,000(3)      7         9.00    1/30/2011  $5.65     $226,000   $14.36    $574,400
Jeffrey L. Markle..    40,000(4)      7         9.00    1/30/2011   5.65      226,000    14.36     574,400
Jeffery W. Bak.....    40,000         7         9.00    1/30/2011   5.65      226,600    14.36     574,400
Donald W. Schmeling    50,000(5)      9         7.11    7/11/2011   4.47      273,500    11.35     567,500

--------
(1) Consists of option grants under the Employee Stock Option Plan and the Incentive Equity Plan. Each option grant vests over a four (4)-year period from the grant date, with 20% of the options becoming vested on the grant date and 20% becoming vested on each successive anniversary of the grant date, until the options become fully vested on the fourth anniversary of the grant date.
(2) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates, as set by the Securities and Exchange Commission, and are not intended to forecast future price appreciation of the Company's Common Stock. The gains reflect a future value based upon growth at the prescribed rates. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Options have value to the Named Officers and to all option recipients only if the price of the Company's Common Stock advances beyond the applicable option exercise price during the effective option period.
(3) Does not include options for 14,947 shares granted to Mr. Dingle in 2002.
(4) Does not include options for 10,000 shares granted to Mr. Markle in 2002.
(5) Does not include options for 10,676 shares granted to Mr. Schmeling in 2002.

   Aggregated Option Exercises During 2001 and Fiscal Year-End Option Values

   The following table provides information related to stock options exercised by each Named Officer during 2001 and the number and value of unexercised stock options held by each Named Officer at year-end. The Company does not have any outstanding stock appreciation rights.

                                                      Number of
                                                     Securities
                                                     Underlying      Value of Unexercised
                                                     Unexercised         In-The-Money
                                                  Options at Fiscal Options at Fiscal Year
                                                    Year End (#)         End (2) ($)
                    Shares Acquired    Value      Exercisable (1)/     Exercisable (1)/
Name                On Exercise (#) Realized ($)    Unexercisable       Unexercisable
----                --------------- ------------  ----------------- ----------------------
Phillip S. Dingle..        -0-             -0-     126,700/121,800    $130,340/$195,510
Jeffrey L. Markle..        -0-             -0-       57,000/83,000    $ 68,600/$102,900
Jeffery W. Bak(3)..     66,500        $333,078(4)                0                    0
Donald W. Schmeling        -0-             -0-       10,000/40,000                    0

--------
(1) Indicates shares that were vested and available for exercise as of December 31, 2001.
(2) Value was computed as the difference between the exercise price and the $4.95 per share last reported sale price of the Company's Common Stock on December 31, 2001, as reported by the New York Stock Exchange.
(3) Mr. Bak is a former Executive Vice President of the Company whose employment with the Company terminated in June 2001 in connection with the sale of our small group TPA and MGU business units.
(4) Represents profit realized, before taxes, on sale of stock.

Employment Agreements with Executive Officers

   Effective June 1, 2000, we entered into an Employment and Noncompetition Agreement with Phillip S. Dingle, our Chief Executive Officer. The Agreement ended after a one-year term, on May 31, 2001, but was automatically renewed for another year, and will continue to be automatically renewed for successive one-year terms unless either party terminates prior to one hundred twenty (120) days before a renewal date. The Agreement entitles Mr. Dingle to an annual base salary of not less than $275,000 and a bonus to be calculated based on our financial performance and achievement of specified corporate objectives. As further provided by the Agreement, in June 2000 the Compensation Committee awarded Mr. Dingle an option to purchase 133,000 shares of Common Stock. The Agreement generally provides that if Mr. Dingle's employment is terminated without cause, as defined in the Agreement, then Mr. Dingle will be entitled to an amount equal to one times his annual base salary, plus the aggregate amount of his base salary which is due during the remaining portion of the current Agreement term. The Agreement contains noncompete and nonsolicitation restrictions that will survive termination of Mr. Dingle's employment with the Company.

   Effective on June 1, 2001, we entered into an Employment and Noncompetition Agreement with Jeffrey L. Markle, our President and Chief Operating Officer. The Agreement terminates on May 31, 2002 and will continue to be automatically renewed for successive one-year terms unless either party terminates prior to one hundred twenty (120) days before a renewal date. The Agreement entitles Mr. Markle to an annual base salary of not less than $220,000 and a bonus to be calculated based on our financial performance and achievement of specified corporate objectives. Mr. Markle will also be entitled to participate in other employee benefits of PlanVista, such as our employee stock option plan. The Agreement generally provides that if Mr. Markle's employment is terminated without cause, as defined in the Agreement, then Mr. Markle will be entitled to an amount equal to one times his annual base salary, plus the aggregate amount of his base salary which is due during the remaining portion of the current Agreement term. The Agreement contains noncompete and nonsolicitation restrictions that will survive termination of Mr. Markle's employment with the Company.

     Pursuant to an employment memorandum from the Company to Donald W. Schmeling, our Chief Financial Officer, dated October 25, 2001, the Company guaranteed Mr. Schmeling not less than one year's salary as severance if he should be terminated under certain specified circumstances. Mr. Schmeling was originally retained in July 2001 at an annual salary of $180,000.

  Stock Performance Graph

     As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a comparison of stock performance of the Company with stock performance of (i) a broad equity index such as the Wilshire 5000 Index, and (ii) either a published industry index or a Company-constructed peer group index.

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company with the cumulative total return on the Wilshire 5000 Index and the Russell 2000-Health Care Index (assuming the investment of $100 in the Company's Common Stock, the Wilshire 5000 Index, and the Russell 2000-Health Care Index on December 31, 1996).



                                    [CHART]

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG PLANVISTA CORPORATION THE WILSHIRE 5000 INDEX
                  AND THE RUSSELL 2000 HEALTH CARE SECTOR INDEX


                                Cumulative Total Return
             ------------------------------------------------------------
                                                         RUSSELL 2000
             PLANVISTA CORPORATION     WILSHIRE 5000   HEALTH CARE SECTOR
             ---------------------     -------------   ------------------
12/96               100.00                100.00            100.00
3/97                 79.88                100.72             91.63
6/97                 89.95                117.79            103.92
9/97                101.30                129.28            118.84
12/97               100.70                131.46            110.29
3/98                126.93                148.89            119.83
6/98                 84.85                151.79            107.86
9/98                 52.52                133.53             89.63
12/98                57.09                162.26            113.88
3/99                 35.52                168.36            101.30
6/99                 34.97                181.52            112.95
9/99                 39.57                169.52            107.65
12/99                18.66                200.48            134.53
3/00                 24.65                208.14            155.33
6/00                 12.33                198.80            184.10
9/00                 28.65                199.27            211.09
12/00                49.31                178.69            196.90
3/01                 41.63                156.63            158.55
6/01                 44.24                168.34            201.29
9/01                 22.92                141.58            155.73
12/01                26.38                159.08            178.31


* $100 Invested on 12/31/96 in stock or index- including reinvestment of dividends. Fiscal year ending December 31.

                                12/96 3/97 6/97 9/97 12/97 3/98 6/98 9/98 12/98 3/99 6/99 9/99 12/99 3/00 6/00 9/00 12/00 3/01
                                ----- ---- ---- ---- ----- ---- ---- ---- ----- ---- ---- ---- ----- ---- ---- ---- ----- ----
Company Common Stock...........  100   79   89  101   100  126   84   52    57   35   34   39    18   24   12   28    49   41
Wilshire 5000..................  100  100  117  129   131  148  151  133   162  168  181  169   200  208  198  199   178  156
Russell 2000 Health Care Sector  100   91  103  118   110  119  107   89   113  101  117  107   134  155  184  211   196  158

                                6/01 9/01 12/01
                                ---- ---- -----
Company Common Stock...........  44   22    26
Wilshire 5000.................. 168  141   159
Russell 2000 Health Care Sector 201  155   178

Report of the Compensation Committee

   The Compensation Committee of the Board of Directors, which is composed of four (4) outside Directors, acts on behalf of the Board of Directors in determining the compensation of the Company's executive officers. In addition to making salary and bonus determinations, the Compensation Committee is authorized to grant stock options, stock appreciation rights, and restricted stock to the Company's executive officers under the Company's Incentive Equity Plan and Employee Stock Option Plan.

  Compensation Objectives

   The philosophy underlying the Company's compensation programs is to align executive officer compensation with increases in stockholder value. A key objective is to ensure that a major portion of each executive officer's compensation is linked to significant improvements in the Company's overall performance. Another key objective is to make it possible for the Company to attract, retain, and reward executives who will lead the Company in achieving or exceeding corporate performance goals.

  Executive Compensation Programs

   The Company's executive officer compensation programs, which contain no special prerequisites, include three principal elements: base salary, cash bonus, and incentive equity awards. The Company's objective is to emphasize bonuses and incentive equity awards rather than base salary. In making compensation determinations, the Company reviews the historical compensation levels of each executive officer, evaluates the executive officer's past performance, and assesses the expected future contributions of the executive officer. The Company also considers generally available information regarding compensation prevailing in the industry, but does not utilize any particular indices.

   The Company's incentive equity compensation includes stock options, stock appreciation rights, and restricted stock awards. These equity incentives are instrumental in promoting the alignment of long-term interests between the Company's executive officers and stockholders; an executive officer realizes gains only if he or she remains with the Company for a specified length of time, and (in the case of stock options and stock appreciation rights) only if the stock price increases over the fair market value at the date of grant. In determining the amount of such incentive equity grants, the Company evaluates the job level of the executive officer, responsibilities to be assumed by the executive officer, responsibilities of the executive officer in prior years, and the aggregate amount of all awards made to executive officers in prior years. The Company's incentive equity program has emphasized stock option grants, rather than awards of restricted stock or stock appreciation rights. The Company generally provides stock options through initial option grants at the date of hire and periodic additional grants. It has been the Company's practice to fix the exercise price of stock options, which generally become exercisable in equal annual installments over a period of four years beginning on the date of grant, at 100% of the fair market value on the grant date.

   The Company also maintains incentive plans under which each executive officer, including the Chief Executive Officer, may be paid a cash bonus for each fiscal year. The bonuses are dependent primarily on the Company's financial performance and achievement of strategic corporate objectives established by the Company at the start of each fiscal year. Financial performance objectives include targets for earnings.

  2001 Executive Compensation

   During 2001, the Compensation Committee awarded stock options for 559,000 shares of Common Stock to a total of 44 employees, including each of the Company's current executive officers who were then employed by the Company. No shares of restricted stock or stock appreciation rights were granted in 2001.

  2001 Chief Executive Officer Compensation

   The Chief Executive Officer's compensation is determined generally in accordance with the factors described above applicable to all executive officers. In February 2002, the Compensation Committee awarded the

Chief Executive Officer, Phillip S. Dingle, an option to purchase 200,000 shares of Common Stock. This option grant reflects Mr. Dingle's senior position with the Company and his contribution to the Company during 2001 and the contributions he is expected to make during 2002. In addition, the Compensation Committee awarded Mr. Dingle an option to purchase 14,947 shares of Common Stock in lieu of a cash bonus he would have otherwise been entitled to receive in connection with his total compensation for 2001.

                                          COMPENSATION COMMITTEE:

                                          John D. Race
                                          William L. Bennett
                                          Christopher J. Garcia
                                          Martin L. Garcia

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board is composed of four (4) directors:
John D. Race, William L. Bennett, Christopher J. Garcia, and Martin L. Garcia, none of whom is or was an officer or employee of the Company or its subsidiaries. During the fiscal year ended December 31, 2001 (following the date of the last annual meeting of stockholders of the Company), the Compensation Committee was composed of John D. Race, William L. Bennett, Joseph
S. DiMartino and John R. Gunn, none of whom is or was an officer or employee of the Company or its subsidiaries.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   ADP has provided payroll and shareholder distribution services for the Company since 1995. During 2001, we paid ADP approximately $58,165 for these services. Arthur F. Weinbach, Chairman and Chief Executive Officer of ADP, was a director of the Company from February 1997 until May 2001.

   On June 18, 2001, we consummated the sale of our small group TPA and MGU business units to HealthPlan Holdings, Inc. ("HPHI"), an affiliate of Sun Capital Partners, Inc., through HPHI's purchase of all the stock of HealthPlan Services, Inc. ("HPSI"), a wholly-owned subsidiary of the Company. Jeffery Bak, who was an Executive Vice President of the Company at the time of the transaction, was compensated by HPHI with an interest in the transferred business. The Company also agreed to pay Mr. Bak an additional bonus contingent on the closing of the sale transaction. As part of the sale of our TPA and MGU Business to HPHI, we issued to HPHI (a) 709,757 shares of restricted Common Stock, and (b) a $5 million face value 6% Subordinated Secured Convertible Note (the "HPHI Note"). In consideration for HPHI's consent to our Third Amendment and Limited Waiver Agreement, we issued to HPHI an additional 75,000 shares of Common Stock. The HPHI Note converted into 813,273 shares of Common Stock upon the closing of the restructure of our senior credit facilities. In connection with these transactions, we have granted registration rights to HPHI that cover the referenced shares.

   Shortly after completion of the HPSI transactions, in July 2001, we sold 553,500 shares of our Common Stock in a private transaction to certain funds managed by DRZ for an aggregate purchase price of $3.8 million. Director John Race is one of the principals of DRZ. These shares were sold at a 15% discount from the 10-day trading price of the common stock on the New York Stock Exchange during the period immediately preceding the closing of this transaction. We believe that the price paid for the shares was reflective of the market price for restricted securities, as the Board of Directors had retained William Blair & Co. to raise funds in a private equity placement and the target price for such transaction was a 15-20% discount from the trading price of the common stock on the New York Stock Exchange. In addition, the Board had its Audit Committee review the transaction and the Audit Committee recommended it. As part of these placements, we granted the funds managed by DRZ registration rights covering the 553,500 shares of Common Stock. The proceeds of such sales have been applied to pay certain outstanding pre-closing liabilities of the divested businesses.

   On May 18, 2001, directors John Race and William Bennett loaned a total of $500,000 to the Company pursuant to the terms of Subordinated Promissory Notes issued by the Company (the "Notes") for the purpose of assisting the Company in financing the repayment of certain outstanding liabilities. The Notes had an original maturity date of the earlier of August 31, 2001 or the date the Company paid in full its outstanding indebtedness under the Credit Agreement with its senior lenders, and earned interest at the rate equal to the prime rate plus 4% per annum. As a condition to the Restructuring, the Notes were restructured so as to extend the maturity date to December 1, 2004, one day beyond the maturity date of the restructured credit facility. Replacement Notes were issued on April 12, 2002 to each of Messrs. Bennett and Race, each Note in the principal amount of $250,000, plus accrued but unpaid interest through April 12, 2002, with stated interest at the rate of prime plus 4% per annum.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Federal securities law requires that the executive officers and directors of the Company, as well as any beneficial owners of more than 10% of the outstanding Common Stock of the Company, must file reports with the Securities and Exchange Commission and the Company reflecting how many shares of the Company's equity securities they own and if they conducted any transactions in that stock. Specifically, Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that such reports be filed within a certain time after
(i) such person becomes subject to Section 16's reporting requirements, and
(ii) any changes in beneficial ownership in the Company's stock. The Company has been informed that HPHI, a beneficial owner of more than 10% of the Company's Common Stock, was delinquent in filing its Form 4 reporting 19,194 shares issued to HPHI by the Company on November 30, 2001, which Form 4 was filed on January 10, 2002. Based upon review of reports submitted to the Company and written representations of persons that the Company knows to be subject to these reporting requirements, the Company believes that all other reports due for 2001 were filed on a timely basis, with the exception of the late filing of Cherrill Farnsworth's (a former director) Form 3 and Martin L. Garcia's Form 3 on June 8, 2001 and June 7, 2001, respectively, in connection with Ms. Farnsworth's and Mr. Garcia's election to the Board of Directors in May, 2001.

                            AUDIT COMMITTEE REPORT
                               (April 10, 2002*)

   The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2001 with management and with the independent auditors, PricewaterhouseCoopers LLP. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards).

   The Audit Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors the auditors' independence from the Company. Based on review and discussions of the audited consolidated financial statements for fiscal year 2001 with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year 2001 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE:

                                          William L. Bennett
                                          Martin L. Garcia
                                          John D. Race

--------
   *Randy Sugarman, CPA became a director of the Company and a member of the Audit Committee on April 15, 2002, subsequent to the issuance of this report.

                           FORM 10-K/A ANNUAL REPORT

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, PLANVISTA CORPORATION, 4010 BOY SCOUT BOULEVARD, SUITE 200, TAMPA, FLORIDA 33607.

                               STOCKHOLDER LIST

   Subject to Delaware law, a list of Company stockholders entitled to vote at the Annual Meeting will be open to examination beginning on May 24, 2002 at the offices of the Company at 4010 Boy Scout Boulevard, Suite 200, Tampa, Florida 33607.

                             INDEPENDENT AUDITORS

   PricewaterhouseCoopers LLP, independent certified public accountants, was engaged to audit the consolidated financial statements of the Company and its subsidiaries for the 2001 fiscal year and has been approved by the Board of Directors of the Company to act in such capacity for the 2002 fiscal year. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. The PricewaterhouseCoopers LLP representative also will be afforded an opportunity to make a statement at the Meeting if such representative desires to do so. The Board of Directors' selection of PricewaterhouseCoopers LLP as auditors will not be placed before the stockholders for ratification.

   The following list details the aggregate fees billed by PricewaterhouseCoopers LLP for professional services:

   Audit Fees:                                                   $310,000
   Financial Information Systems Design and Implementation Fees: $      0
   All Other Fees:                                               $309,015(1)

--------
(1) This number is the amount billed for Tax Fees.

   The Audit Committee of the Board of Directors has determined that the provision of the non-audit professional services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

           OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

   The Company's management knows of no business which may come before the Annual Meeting except that indicated above. However, if any other business is brought before the Annual Meeting, including the election of any person to the Board of Directors where a nominee named in this Proxy Statement is unable to serve for good cause or will not serve, any matter with respect to which the Company has not received notice as of April 18, 2002, and matters incident to the conduct of the meeting, the persons acting under the enclosed form of proxy will be authorized to vote thereunder in accordance with their best judgment.

                        PROPOSALS FOR THE 2003 MEETING

   The deadline for including a stockholder proposal in the Company's proxy statement and the form of proxy for the 2003 Annual Meeting, anticipated to be held in May 2003, is December 7, 2002. Any proposals intended to be presented at the 2003 Annual Meeting must be received by the Company at its principal executive offices on or before that date. If any stockholder wishes to submit a proposal, such stockholder must, at the time the proposal is submitted, be the record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted on the proposal at the meeting, and must have held such securities for at least one year. Such stockholder must continue to own such shares through the 2003 Annual Meeting date.

   For any stockholder proposal that is not submitted for inclusion in the 2003 Proxy Statement, but is instead sought to be presented directly at the 2003 Annual Meeting, management will be able to vote proxies in its discretion if the Company: (i) does not receive notice of the proposal prior to the close of business on March 18, 2003; or (ii) receives notice of the proposal before the close of business on March 18, 2003, and advises stockholders in the 2003 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

   Stockholder proposals should be sent certified mail, return receipt requested, to the attention of the Corporate Secretary at the Company's principal executive offices at 4010 Boy Scout Boulevard, Suite 200, Tampa, Florida 33607.

                                          By Order of the Board of Directors,


                                          /s/ Phillip S. Dingle
                                          Phillip S. Dingle
                                          Chairman and Chief Executive Officer

                             PLANVISTA CORPORATION

                        Annual Meeting of Stockholders
                              Marriott Westshore
                          1001 N. Westshore Boulevard
                                Tampa, Florida

                                 June 5, 2002
                                   9:00 A.M.





             (down triangle) FOLD AND DETACH HERE (down triangle)
--------------------------------------------------------------------------------
                             PLANVISTA CORPORATION
   This Proxy is solicited on behalf of the Board of Directors of PlanVista
                          Corporation (the "Company")
         and all matters to be voted upon are proposed by the Company.

   The undersigned hereby constitutes and appoints Phillip S. Dingle and Jeffrey L. Markle, or either of them (each a "Designee"), attorneys, agents, and proxies with power of substitution to vote all of the shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Marriott Westshore, 1001 N. Westshore Boulevard, Tampa, Florida 33607, on June 5, 2002 at 9:00 a.m. local time, and any adjournment thereof. This Proxy when properly executed will be voted as directed, or if no direction is indicated, will be voted "FOR" all of the nominees set forth below for election as directors. In their discretion the Designees are also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable to serve for good cause or will not serve, any matter with respect to which the Company has not received notice, and matters incident to the conduct of the meeting. Only holders of Common Stock of the Company may vote for the nominees set forth below.

   Please mark your votes as indicated in this example.  [X]

   Proposal 1:   Election of Directors (Class A)

     [_]  FOR all nominees listed below                    [_]  WITHHOLD
   AUTHORITY to vote for all nominees listed below
         (except as otherwise marked below)

   INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.

     William L. Bennett; Phillip S. Dingle; Martin L. Garcia; John D. Race
                              (SEE REVERSE SIDE)

             (down triangle) FOLD AND DETACH HERE (down triangle)

--------------------------------------------------------------------------------

   The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated April 30, 2002 and ratifies all actions that the proxies or either of them or their substitutes may lawfully take or cause to be taken by virtue hereof and revokes all former proxies.

                                                                Dated: __ , 2002

                                                                Signature: __

                                                                _______________

                                                                NOTE: Please
                                                                sign exactly as
                                                                your name
                                                                appears hereon.
                                                                Joint owners
                                                                should each
                                                                sign. When
                                                                signing as
                                                                attorney or for
                                                                an estate,
                                                                trust, or
                                                                corporation,
                                                                please give
                                                                full title.
                                                                Please return
                                                                the signed card
                                                                in the enclosed
                                                                envelope.